Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-3 and S-3 of Compagnie Générale de Géophysique — Veritas of our report dated October 4, 2006, except for Note 16, as to which the date is January 26, 2007 relating to the financial statements of Veritas DGC Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
January 26, 2007